Consent of Independent Public Accountants

As independent public accounts, we hereby consent to the use of our report on the combined financial statements of CompuSystems, Inc. for the year ended December 31, 1995, included in or made a part of this Form 8-K/A Amendment No. 1.

                                                /s/ Arthur Andersen LLP


Columbia, South Carolina,
  August 9, 1996.